UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2006

MICROMED CARDIOVASCULAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51487 (Commission File Number)	98-0228169 (IRS Employer Identification No.)

8965 Interchange Drive Houston, Texas (Address of principal executive offices)	77054 (Zip Code)
Registrant’s telephone number, including area code: (713) 838-9210

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 18, 2006, MicroMed Cardiovascular, Inc. (the “Company”) appointed Mr. Clifford zur Nieden as Interim Chief Executive Officer. Mr. zur Nieden has been a director of the Company since July 2006. The Company has agreed to compensate Mr. zur Nieden semi-monthly based on the amount of time dedicated to the Company.
     Mr. zur Nieden is a managing partner of Ceres Capital Inc. He is board member of Dunstone Financial (USA), a provider of professional debt collection solutions established in 1999, and is a co-founder and has been a board member of Inaxio, an information technology services company in Switzerland and Romania, since 2004. Mr. zur Nieden was the logistics director of Carlsberg Switzerland, responsible for its restructuring and reorganization, from 2002 to 2003. He also worked as CEO for CoCap Offerings Inc., a private equity trading platform that was merged with a security broker in Switzerland, from 2000 to 2001. Before that, he spent five years with Siemens AG in Germany and the United States to setup the GSM mobile network for the U.S. markets and with Nestlé in Singapore as an engineer. Mr. zur Nieden holds a Master of Science in engineering from ETH Zurich (Swiss Federal Institute of Technology).
     Also on September 18, 2006, the Company appointed Mr. Robert J. Benkowski as its Chief Operating Officer. Mr. Benkowski’s employment will continue under the employment arrangement described in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005.
     Mr. Benkowski joined the Company in August 1996 as its Director of Engineering and became its Vice President of Engineering in April 2000. In January 2005, Mr. Benkowski became Senior Vice President of Engineering. In December 2005, Mr. Benkowski became Senior Vice President of Engineering and Operations. Mr. Benkowski’s background is in aerospace with an expertise in Computer Aided Design, Manufacturing and Engineering (CAD/CAM/CAE). He worked on the engineering of the B-1, C-17 and the CAD integration of the International Space Station. He began working on the DeBakey VAD project in 1990, first while working at NASA’s Johnson Space Center, then at Baylor College of Medicine as a member of Dr. DeBakey’s team. He is a co-inventor of the original NASA technology, our continuation-in-part patent, a pulsatile loop patent, a VAD controller patent, four suction detection and physiologic algorithm patent applications and a neonatal blood pump developed for another company. He has received numerous awards for his work in this area including being inducted into the United States Space Foundation’s “Space Technology Hall of Fame,” the Sezai Innovative Research Award, Olsen-Medforte Clinical Award, and the NASA Commercial Invention of the Year award.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMED CARDIOVASCULAR, INC.
Date: September 20, 2006	By:	/s/ Clarice Motter
Clarice Motter
Interim Chief Financial Officer (Duly Appointed Officer)

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